Exhibit 99.2

John Deere Owner Trust 2005
Statement to Noteholders

$183,900,000   Class A-1 3.396% Asset Backed Notes due June 15, 2006

$169,000,000   Class A-2 3.79% Asset Backed Notes due December 17, 2007

$215,000,000   Class A-3 3.98% Asset Backed Notes due June 15, 2009

$172,600,000   Class A-4 4.16% Asset Backed Notes due May 15, 2012

$11,275,240   Asset Backed Certificates

Payment Date:			17-Jan-06

(1) Amount of principal being paid on the Notes:

	(a)	A-1 Notes:	$21,865,180.79
		per $1,000 original principal amount:	$118.90

	(b)	A-2 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(c)	A-3 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(d)	A-4 Notes:	$0.00
		per $1,000 original principal amount:	$0.00

	(e)	Total	$21,865,180.79

(2) Interest on the Notes

	(a)	A-1 Notes:	$200,735.83
		per $1,000 original principal amount:	$1.09

	(b)	A-2 Notes:	$533,758.33
		per $1,000 original principal amount:	$3.16

	(c)	A-3 Notes:	$713,083.33
		per $1,000 original principal amount:	$3.32

	(d)	A-4 Notes:	$598,346.67
		per $1,000 original principal amount:	$3.47

	(e)	Total	$2,045,924.16

(3) After giving effect to distributions on current Payment Date:

	(a)	(i) outstanding principal amount of A-1 Notes:	$42,617,900.13
		(ii) A-1 Note Pool Factor:	0.2317450

	(b)	(i) outstanding principal amount of A-2 Notes:	$169,000,000.00
		(ii) A-2 Note Pool Factor:	1.0000000

	(c)	(i) outstanding principal amount of A-3 Notes:	$215,000,000.00
		(ii) A-3 Note Pool Factor:	1.0000000

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(d)	(i)	outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii)	A-4 Note Pool Factor:	1.0000000

(e)	(i)	Certificate Balance	$11,275,240.00
(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$610,493,139.82

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$604,212,401.24

(6) Pool Face Amount at the end of the related Collection Period:	$683,704,025.60

(7) Amount of Servicing Fee earned:	$521,411.35
per $1,000 original principal amount:	$0.69
Amount of Servicing Fee earned:	$521,411.35
Amount of Servicing Fee paid:	$521,411.35
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$627,224.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.10%

(13) Rolling three month 60 days or more past due as a % of Pool Balance (Average Delinquency Ratio)	0.09%

(14) Face Amount of Receivables 60 days or more past due:	$6,914,080.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.01%

(16) Aggregate amount of net losses for the collection period	$21,707.54

(17) Aggregate amount of net losses since 26-May-05	$194,198.54

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.03%

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